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                                                                    Exhibit 23.1


                     Independent Auditors' Consent

         We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-46125 of RSL Communications, Ltd. of our report dated February 19, 1999 appearing in the Prospectus, which is part of such Registration Statement.

         We also consent to the reference to us under the headings "Summary of Selected Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP
New York, New York
May 4, 1999